Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces Second Quarter 2025 Financial Results

•Q2 net revenue of $108.8 million, up 13% sequentially and up 18% year over year
•Returned to non-GAAP profitability and positive free cash flow
Carlsbad, Calif. – July 23, 2025 – MaxLinear, Inc. (Nasdaq: MXL), a leading provider of radio frequency (RF), analog, digital and mixed-signal integrated circuits, today announced financial results for the second quarter ended June 30, 2025.

Second Quarter Financial Highlights
GAAP basis:
•Net revenue was $108.8 million, up 13% sequentially and up 18% from the year-ago quarter.
•GAAP gross margin was 56.5%, compared to 56.1% in the prior quarter, and 54.6% in the year-ago quarter.
•GAAP operating expenses were $86.1 million in the second quarter, or 79% of net revenue, compared to $99.9 million in the prior quarter, or 104% of net revenue, and $91.0 million in the year-ago quarter, or 99% of net revenue.
•GAAP loss from operations was 23% of net revenue, compared to loss from operations of 48% of net revenue in the prior quarter, and loss from operations of 44% of net revenue in the year-ago quarter.
•Net cash flow provided by operating activities was $10.5 million, compared to net cash flow used in operating activities of $11.4 million in the prior quarter, and net cash flow used in operating activities of $2.7 million in the year-ago quarter.
•GAAP diluted loss per share was $0.31, compared to diluted loss per share of $0.58 in the prior quarter, and diluted loss per share of $0.47 in the year-ago quarter.
Non-GAAP basis:
•Non-GAAP gross margin was 59.1%, compared to 59.1% in the prior quarter, and 60.2% in the year-ago quarter.
•Non-GAAP operating expenses were $56.6 million, or 52% of net revenue, compared to $58.4 million or 61% of net revenue in the prior quarter, and $74.8 million or 81% of net revenue in the year-ago quarter.
•Non-GAAP income from operations was 7% of net revenue, compared to loss of 2% in the prior quarter, and loss of 21% in the year-ago quarter.
•Non-GAAP diluted earnings per share was $0.02, compared to loss of $0.05 in the prior quarter, and loss of $0.25 in the year-ago quarter.

Management Commentary

“Our second quarter results reflect strong sequential and year-over-year growth in our business,” said Kishore Seendripu, PhD, Chairman and CEO. “With solid execution, we exceeded the mid-point of our revenue guidance, returned to profitability on a non-GAAP basis, and generated positive free cash flow in Q2. We have continued to drive strong customer and product traction in high-speed interconnects for the data center, multi-gigabit PON access, Wi-Fi connectivity, ethernet, and wireless infrastructure. Our success in these strategic end markets, coupled with improved customer order rates, and strengthening product backlog, give us confidence in our growth for 2025 and 2026.”
Third Quarter 2025 Business Outlook

The company expects net revenue in the third quarter of 2025 to be approximately $115 million to $135 million. The Company also estimates the following:
•GAAP gross margin of approximately 55.0% to 58.0%;

•Non-GAAP gross margin of approximately 57.5% to 60.5%;
•GAAP operating expenses of approximately $84 million to $90 million;
•Non-GAAP operating expenses of approximately $55 million to $61 million;
•GAAP and non-GAAP interest and other expense of approximately $3.5 million to $4.5 million, respectively;
•GAAP income tax benefit of $0.6 million and non-GAAP income tax provision of $1.3 million, respectively; and
•Basic and diluted share count of approximately 87.1 million and 87.5 million, respectively.

Webcast and Conference Call
MaxLinear will host its second quarter financial results conference call today, July 23, 2025 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-407-3109 / International: 1-201-493-6798. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at https://investors.maxlinear.com and will be archived and available after the call at https://investors.maxlinear.com until August 6, 2025. A replay of the conference call will also be available until August 6, 2025 by dialing US toll free: 1-877-660-6853 / International: 1-201-612-7415 and Conference ID#: 13754626.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current guidance for third quarter 2025, including net revenue and GAAP and non-GAAP amounts for each of the following: gross margins, operating expenses, interest and other expenses, income tax provision, and diluted share counts); our potential growth, our ability to continue and grow our revenues and profitability, generate positive cash flows, and achieve market share expansion; revenue and profitability opportunities; our ability to strengthen our backlog; market trends; continued customer and product traction; recognition of proceeds from joint research and development efforts; settlement of bonus awards for our 2025 performance period; and statements by our Chairman and CEO. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements and our future financial performance and operating results forecasts generally. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. In particular, our future operating results are substantially dependent on our assumptions about market trends and conditions. Additional risks and uncertainties affecting our business, future operating results and financial condition include, without limitation, risks relating to: our terminated merger with Silicon Motion and related arbitration and class action complaint and the risks related to potential payment of damages; the effect of intense and increasing competition; increased tariffs, export controls or imposition of other trade barriers; impacts of global economic conditions; the cyclical nature of the semiconductor industry; a significant variance in our operating results and impact on volatility in our stock price, and our ability to sustain our current level of revenue, which has previously declined, and/or manage future growth effectively, and the impact of excess inventory in the channel on our customers’ expected demand for certain of our products and on our revenue; escalating trade wars, military conflicts and other geopolitical and economic tensions among the countries in which we conduct business; international geopolitical and military conflicts; our ability to obtain or retain government authorization to export certain of our products or technology; the loss of, or a significant reduction in orders from major customers; legal proceedings or potential violations of regulations; information technology failures; a decrease in the average selling prices of our products; failure to penetrate new applications and markets; development delays and consolidation trends in our industry; inability to make substantial and productive research and development investments; delays or expenses caused by undetected defects or bugs in our products; substantial quarterly and annual fluctuations in our revenue and operating results; failure to timely develop and introduce new or enhanced products; order and shipment uncertainties and differences between our estimates of customer demand and product mix and our actual results; failure to accurately predict our future revenue and appropriately budget expenses; lengthy and expensive customer qualification processes; customer product plan cancellations; failure to maintain compliance with government regulations; failure to attract and retain qualified personnel; any adverse impact of rising interest rates on us, our customers, and our distributors and related demand; risks related to compliance with privacy, data protection and cybersecurity laws and regulations; risks related to conforming our products to industry standards; risks related to business acquisitions and investments; claims of intellectual property infringement; our ability to protect our intellectual property; security vulnerabilities of our products; use of open source software in our products; and failure to manage our relationships with, or negative impacts from, third parties.
In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our Current Reports on Form 8-K, as well as the information to be set forth under the caption "Risk Factors" in MaxLinear's Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. All forward-looking statements are based on the estimates, projections and assumptions of management as of July 23, 2025, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including, but not limited to, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating expenses as a percentage of net revenue, non-GAAP income (loss) from operations, non-GAAP income (loss) from operations as percentage of revenue, non-GAAP interest and other income (expense), non-GAAP income tax provision, non-GAAP basic and diluted earnings (loss) per share, and non-GAAP diluted share count. These supplemental measures exclude the effects of (i) stock-based compensation expense; (ii) accruals related to our performance-based bonus plan for 2025, which we intend to settle in shares of our common stock; (iii) accruals related to our performance-based bonus plan for 2024, which we settled in shares of common stock in February 2025; (iv) amortization of purchased intangible assets; (v) research and development funded by others; (vi) acquisition and integration costs related to our acquisitions, if any, including costs incurred related to the termination of the previously pending (now terminated) merger with Silicon Motion; (vii) severance and other restructuring charges; (viii) other non-recurring interest and other income (expenses), net, attributable to acquisitions; and (ix) non-cash income tax benefits and expenses. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP financial measures. Non-GAAP financial measures are subject to limitations and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.
We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that we believe are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income or loss.
Performance-based equity consists of accruals related to our executive and non-executive bonus programs and have been excluded from our non-GAAP net income or loss for all periods reported. Bonus payments for the 2024 performance periods were settled through the issuance of shares of common stock under our equity incentive plans in February 2025. We currently expect that a substantial portion of bonus awards under our fiscal 2025 program will be settled in common stock in the first quarter of fiscal 2026.
Expenses incurred in relation to acquisitions include amortization of purchased intangible assets and acquisition and integration costs primarily consisting of professional and consulting fees, including costs incurred related to the termination of the previously pending (now terminated) merger with Silicon Motion.
Research and development funded by others represents proceeds received under contracts for jointly funded R&D projects to develop technology that may be commercialized into a product in the future. Initially such proceeds may not yet be recognized in GAAP results if, pursuant to contract terms, the Company may be required to repay all or a portion of the funds provided by the other party under certain conditions. Management believes it is not probable that it will trigger such conditions. Once such conditions have been resolved, the proceeds are recognized in GAAP results, and accordingly, reversed from non-GAAP results.
Restructuring charges incurred are related to our restructuring plans which eliminate redundancies and primarily include severance and restructuring costs related to impairment of leased right-of-use assets or from exiting certain facilities and cancellation of contracts.
Other expense includes accretion of discounts on obligations recorded as a result of abandoned leased facilities for which continue to be obligated to pay but from which we will receive no future benefit.
Income tax benefits and expense adjustments are those that do not affect cash income taxes payable.
Reconciliations of non-GAAP measures for the historic periods disclosed in this press release appear below. Because of the inherent uncertainty associated with our ability to project future charges, we are also unable to predict their probable significance, particularly related to stock-based compensation and its related tax effects as well as potential impairments, a quantitative reconciliation is not available without unreasonable efforts and accordingly, in reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, we have not provided a reconciliation for non-GAAP guidance provided for the third quarter 2025.
About MaxLinear, Inc.
MaxLinear, Inc. (Nasdaq:MXL) is a leading provider of radio frequency (RF), analog, digital and mixed-signal integrated circuits for access and connectivity, wired and wireless infrastructure, and industrial and multi-market applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.

MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.
MaxLinear, Inc. Investor Relations Contact:
Leslie Green
lgreen@maxlinear.com

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
Net revenue	$108,813	$95,933	$91,990
Cost of net revenue	47,288	42,102	41,804
Gross profit	61,525	53,831	50,186
Operating expenses:
Research and development	47,199	55,457	56,541
Selling, general and administrative	33,361	36,589	33,600
Restructuring charges	5,580	7,879	865
Total operating expenses	86,140	99,925	91,006
Loss from operations	(24,615)	(46,094)	(40,820)
Interest income	812	864	1,871
Interest expense	(2,512)	(2,504)	(2,706)
Other income (expense), net	(4,386)	(1,268)	329
Total other income (expense), net	(6,086)	(2,908)	(506)
Loss before income taxes	(30,701)	(49,002)	(41,326)
Income tax provision (benefit)	(4,115)	711	(2,060)
Net loss	$(26,586)	$(49,713)	$(39,266)
Net loss per share:
Basic	$(0.31)	$(0.58)	$(0.47)
Diluted	$(0.31)	$(0.58)	$(0.47)
Shares used to compute net loss per share:
Basic	86,626	85,271	83,477
Diluted	86,626	85,271	83,477

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Six Months Ended
	June 30, 2025	June 30, 2024
Net revenue	$204,746	$187,259
Cost of net revenue	89,390	87,805
Gross profit	115,356	99,454
Operating expenses:
Research and development	102,656	121,307
Selling, general and administrative	69,950	70,088
Restructuring charges	13,459	23,495
Total operating expenses	186,065	214,890
Loss from operations	(70,709)	(115,436)
Interest income	1,676	3,693
Interest expense	(5,016)	(5,417)
Other income (expense), net	(5,654)	1,763
Total other income (expense), net	(8,994)	39
Loss before income taxes	(79,703)	(115,397)
Income tax benefit	(3,404)	(3,822)
Net loss	$(76,299)	$(111,575)
Net loss per share:
Basic	$(0.89)	$(1.35)
Diluted	$(0.89)	$(1.35)
Shares used to compute net loss per share:
Basic	85,952	82,913
Diluted	85,952	82,913

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
Operating Activities
Net loss	$(26,586)	$(49,713)	$(39,266)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Amortization and depreciation	11,217	11,149	13,600
Amortization of debt issuance costs and accretion of discount on debt and leases	491	510	665
Stock-based compensation	13,113	22,911	17,359
Deferred income taxes	(5,677)	(678)	(2,053)
Loss on disposal of property and equipment	900	—	55
Impairment of leased right-of-use assets	449	(22)	700
Loss on extinguishment of lease liabilities	—	—	16
(Gain) loss on foreign currency and other	4,277	1,184	(398)
Excess tax (benefits) deficiencies on stock-based awards	(3,849)	1,575	(152)
Changes in operating assets and liabilities:
Accounts receivable, net	(6,893)	(13,461)	41,290
Inventory	(26)	4,338	1,387
Prepaid expenses and other assets	8,204	(3,724)	1,281
Accounts payable, accrued expenses and other current liabilities	24,952	4,189	(24,280)
Accrued compensation	3,132	8,717	(5,855)
Accrued price protection liability	(8,163)	4,282	(3,603)
Lease liabilities	(2,960)	(2,817)	(2,540)
Other long-term liabilities	(2,092)	160	(902)
Net cash provided by (used in) operating activities	10,489	(11,400)	(2,696)
Investing Activities
Purchases of property and equipment	(1,172)	(1,989)	(3,013)
Purchases of intangible assets	(6,207)	—	(2,775)
Net cash used in investing activities	(7,379)	(1,989)	(5,788)
Financing Activities
Net proceeds from issuance of common stock	2,150	(10)	1,579
Minimum tax withholding paid on behalf of employees for restricted stock units	(71)	(2,130)	447
Net cash provided by (used in) financing activities	2,079	(2,140)	2,026
Effect of exchange rate changes on cash, cash equivalents and restricted cash	999	(9)	(335)
Increase (decrease) in cash, cash equivalents and restricted cash	6,188	(15,538)	(6,793)
Cash, cash equivalents and restricted cash at beginning of period	104,065	119,603	192,930
Cash, cash equivalents and restricted cash at end of period	$110,253	$104,065	$186,137

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	June 30, 2025	June 30, 2024
Operating Activities
Net loss	$(76,299)	$(111,575)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Amortization and depreciation	22,366	30,284
Amortization of debt issuance costs and accretion of discount on debt and leases	1,001	1,353
Stock-based compensation	36,024	34,420
Deferred income taxes	(6,355)	(4,738)
Loss on disposal of property and equipment	900	445
Impairment of leased right-of-use assets	427	2,738
Gain on extinguishment of lease liabilities	—	(553)
Gain (loss) on foreign currency and other	5,461	(1,366)
Excess tax benefits on stock-based awards	(2,274)	(1,519)
Changes in operating assets and liabilities:
Accounts receivable, net	(20,354)	85,679
Inventory	4,312	5,170
Prepaid expenses and other assets	4,480	(763)
Accounts payable, accrued expenses and other current liabilities	29,141	(12,271)
Accrued compensation	11,849	2,852
Accrued price protection liability	(3,881)	(10,054)
Lease liabilities	(5,777)	(5,045)
Other long-term liabilities	(1,932)	(1,783)
Net cash provided by (used in) operating activities	(911)	13,274
Investing Activities
Purchases of property and equipment	(3,161)	(11,355)
Purchases of intangible assets	(6,207)	(3,143)
Net cash used in investing activities	(9,368)	(14,498)
Financing Activities
Net proceeds from issuance of common stock	2,140	1,579
Minimum tax withholding paid on behalf of employees for restricted stock units	(2,201)	(1,656)
Net cash used in financing activities	(61)	(77)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	990	(918)
Decrease in cash, cash equivalents and restricted cash	(9,350)	(2,219)
Cash, cash equivalents and restricted cash at beginning of period	119,603	188,356
Cash, cash equivalents and restricted cash at end of period	$110,253	$186,137

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2025	March 31, 2025	June 30, 2024
Assets
Current assets:
Cash and cash equivalents	$108,618	$102,773	$185,108
Short-term restricted cash	—	1,267	1,006
Accounts receivable, net	105,818	98,925	84,940
Inventory	86,031	86,005	94,738
Prepaid expenses and other current assets	29,682	31,436	31,789
Total current assets	330,149	320,406	397,581
Long-term restricted cash	1,635	25	23
Property and equipment, net	51,125	55,546	65,422
Leased right-of-use assets	16,528	17,939	24,883
Intangible assets, net	54,359	51,587	61,786
Goodwill	318,588	318,588	318,588
Deferred tax assets	75,037	69,345	74,228
Other long-term assets	16,316	21,845	30,686
Total assets	$863,737	$855,281	$973,197

Liabilities and stockholders’ equity
Current liabilities	$213,492	$196,893	$190,277
Long-term lease liabilities	14,397	15,774	21,522
Long-term debt	123,305	123,150	122,684
Other long-term liabilities	24,212	26,289	21,459
Stockholders’ equity	488,331	493,175	617,255
Total liabilities and stockholders’ equity	$863,737	$855,281	$973,197

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
GAAP gross profit	$61,525	$53,831	$50,186
Stock-based compensation	156	281	173
Performance based equity	73	38	(37)
Amortization of purchased intangible assets	2,582	2,582	5,089
Non-GAAP gross profit	64,336	56,732	55,411

GAAP R&D expenses	47,199	55,457	56,541
Stock-based compensation	(7,625)	(14,656)	(10,088)
Performance based equity	(4,145)	(4,179)	1,789
Research and development funded by others	—	(1,000)	—
Non-GAAP R&D expenses	35,429	35,622	48,242

GAAP SG&A expenses	33,361	36,589	33,600
Stock-based compensation	(5,333)	(7,973)	(7,097)
Performance based equity	(2,231)	(2,053)	722
Amortization of purchased intangible assets	(592)	(591)	(592)
Acquisition and integration costs	(4,079)	(3,209)	(102)
Non-GAAP SG&A expenses	21,126	22,763	26,531

GAAP restructuring expenses	5,580	7,879	865
Restructuring charges	(5,580)	(7,879)	(865)
Non-GAAP restructuring expenses	—	—	—

GAAP loss from operations	(24,615)	(46,094)	(40,820)
Total non-GAAP adjustments	32,396	44,441	21,458
Non-GAAP income (loss) from operations	7,781	(1,653)	(19,362)

GAAP interest and other income (expense), net	(6,086)	(2,908)	(506)
Non-recurring interest and other income (expense), net	201	190	65
Non-GAAP interest and other income (expense), net	(5,885)	(2,718)	(441)

GAAP loss before income taxes	(30,701)	(49,002)	(41,326)
Total non-GAAP adjustments	32,597	44,631	21,523
Non-GAAP income (loss) before income taxes	1,896	(4,371)	(19,803)

GAAP income tax provision (benefit)	(4,115)	711	(2,060)
Adjustment for non-cash tax benefits/expenses	4,255	(711)	3,205
Non-GAAP income tax provision (benefit)	140	—	1,145

GAAP net loss	(26,586)	(49,713)	(39,266)
Total non-GAAP adjustments before income taxes	32,597	44,631	21,523
Less: total tax adjustments	4,255	(711)	3,205
Non-GAAP net income (loss)	$1,756	$(4,371)	$(20,948)

Shares used in computing GAAP and non-GAAP basic net income (loss) per share	86,626	85,271	83,477
Shares used in computing GAAP diluted net loss per share	86,626	85,271	83,477
Dilutive common stock equivalents	163	—	—
Shares used in computing non-GAAP diluted net income (loss) per share	86,789	85,271	83,477
Non-GAAP basic net income (loss) per share	$0.02	$(0.05)	$(0.25)
Non-GAAP diluted net income (loss) per share	$0.02	$(0.05)	$(0.25)

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Six Months Ended
	June 30, 2025	June 30, 2024
GAAP gross profit	$115,356	$99,454
Stock-based compensation	437	354
Performance based equity	111	35
Amortization of purchased intangible assets	5,164	13,310
Non-GAAP gross profit	121,068	113,153

GAAP R&D expenses	102,656	121,307
Stock-based compensation	(22,281)	(20,529)
Performance based equity	(8,324)	(3,140)
Research and development funded by others	(1,000)	(1,000)
Non-GAAP R&D expenses	71,051	96,638

GAAP SG&A expenses	69,950	70,088
Stock-based compensation	(13,306)	(13,536)
Performance based equity	(4,284)	(1,705)
Amortization of purchased intangible assets	(1,183)	(1,183)
Acquisition and integration costs	(7,288)	(766)
Non-GAAP SG&A expenses	43,889	52,898

GAAP restructuring expenses	13,459	23,495
Restructuring charges	(13,459)	(23,495)
Non-GAAP restructuring expenses	—	—

GAAP loss from operations	(70,709)	(115,436)
Total non-GAAP adjustments	76,837	79,053
Non-GAAP income (loss) from operations	6,128	(36,383)

GAAP interest and other income (expense), net	(8,994)	39
Non-recurring interest and other income (expense), net	391	138
Non-GAAP interest and other income (expense), net	(8,603)	177

GAAP loss before income taxes	(79,703)	(115,397)
Total non-GAAP adjustments	77,228	79,191
Non-GAAP loss before income taxes	(2,475)	(36,206)

GAAP income tax benefit	(3,404)	(3,822)
Adjustment for non-cash tax benefits/expenses	3,544	5,967
Non-GAAP income tax provision	140	2,145

GAAP net loss	(76,299)	(111,575)
Total non-GAAP adjustments before income taxes	77,228	79,191
Less: total tax adjustments	3,544	5,967
Non-GAAP net loss	$(2,615)	$(38,351)

Shares used in computing GAAP and non-GAAP basic net loss per share	85,952	82,913
Shares used in computing GAAP diluted net loss per share	85,952	82,913
Shares used in computing non-GAAP diluted net loss per share	85,952	82,913
Non-GAAP basic net loss per share	$(0.03)	$(0.46)
Non-GAAP diluted net loss per share	$(0.03)	$(0.46)

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AS A PERCENTAGE OF NET REVENUE

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
GAAP gross margin	56.5%	56.1%	54.6%
Stock-based compensation	0.1%	0.3%	0.2%
Performance based equity	0.1%	—%	—%
Amortization of purchased intangible assets	2.4%	2.7%	5.5%
Non-GAAP gross margin	59.1%	59.1%	60.2%

GAAP R&D expenses	43.4%	57.8%	61.5%
Stock-based compensation	(7.0)%	(15.3)%	(11.0)%
Performance based equity	(3.8)%	(4.4)%	1.9%
Research and development funded by others	—%	(1.0)%	—%
Non-GAAP R&D expenses	32.6%	37.1%	52.4%

GAAP SG&A expenses	30.7%	38.1%	36.5%
Stock-based compensation	(4.9)%	(8.3)%	(7.7)%
Performance based equity	(2.1)%	(2.1)%	0.8%
Amortization of purchased intangible assets	(0.5)%	(0.6)%	(0.6)%
Acquisition and integration costs	(3.8)%	(3.4)%	(0.1)%
Non-GAAP SG&A expenses	19.4%	23.7%	28.8%

GAAP restructuring expenses	5.1%	8.2%	0.9%
Restructuring charges	(5.1)%	(8.2)%	(0.9)%
Non-GAAP restructuring expenses	—%	—%	—%

GAAP loss from operations	(22.6)%	(48.1)%	(44.4)%
Total non-GAAP adjustments	29.8%	46.3%	23.3%
Non-GAAP income (loss) from operations	7.2%	(1.7)%	(21.1)%

GAAP interest and other income (expense), net	(5.6)%	(3.0)%	(0.6)%
Non-recurring interest and other income (expense), net	0.2%	0.2%	0.1%
Non-GAAP interest and other income (expense), net	(5.4)%	(2.8)%	(0.5)%

GAAP loss before income taxes	(28.2)%	(51.1)%	(44.9)%
Total non-GAAP adjustments before income taxes	30.0%	46.5%	23.4%
Non-GAAP income (loss) before income taxes	1.7%	(4.6)%	(21.5)%

GAAP income tax provision (benefit)	(3.8)%	0.7%	(2.2)%
Record valuation allowance due to net deferred liability acquired	3.9%	(0.7)%	3.5%
Non-GAAP income tax provision	0.1%	—%	1.2%

GAAP net loss	(24.4)%	(51.8)%	(42.7)%
Total non-GAAP adjustments before income taxes	30.0%	46.5%	23.4%
Less: total tax adjustments	3.9%	(0.7)%	3.5%
Non-GAAP net income (loss)	1.6%	(4.6)%	(22.8)%

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AS A PERCENTAGE OF NET REVENUE

	Six Months Ended
	June 30, 2025	June 30, 2024
GAAP gross margin	56.3%	53.1%
Stock-based compensation	0.2%	0.2%
Performance based equity	0.1%	—%
Amortization of purchased intangible assets	2.5%	7.1%
Non-GAAP gross margin	59.1%	60.4%

GAAP R&D expenses	50.1%	64.8%
Stock-based compensation	(10.9)%	(11.0)%
Performance based equity	(4.1)%	(1.7)%
Research and development funded by others	(0.5)%	(0.5)%
Non-GAAP R&D expenses	34.7%	51.6%

GAAP SG&A expenses	34.2%	37.4%
Stock-based compensation	(6.5)%	(7.2)%
Performance based equity	(2.1)%	(0.9)%
Amortization of purchased intangible assets	(0.6)%	(0.6)%
Acquisition and integration costs	(3.6)%	(0.4)%
Non-GAAP SG&A expenses	21.4%	28.3%

GAAP restructuring expenses	6.6%	12.6%
Restructuring charges	(6.6)%	(12.6)%
Non-GAAP restructuring expenses	—%	—%

GAAP loss from operations	(34.5)%	(61.7)%
Total non-GAAP adjustments	37.5%	42.2%
Non-GAAP income (loss) from operations	3.0%	(19.4)%

GAAP interest and other income (expense), net	(4.4)%	—%
Non-recurring interest and other income (expense), net	0.2%	0.1%
Non-GAAP interest and other income (expense), net	(4.2)%	0.1%

GAAP loss before income taxes	(38.9)%	(61.6)%
Total non-GAAP adjustments	37.7%	42.3%
Non-GAAP loss before income taxes	(1.2)%	(19.3)%

GAAP income tax benefit	(1.7)%	(2.0)%
Acquisition tax benefit	1.7%	3.2%
Non-GAAP income tax provision	0.1%	1.2%

GAAP net loss	(37.3)%	(59.6)%
Total non-GAAP adjustments before income taxes	37.7%	42.3%
Less: total tax adjustments	1.7%	3.2%
Non-GAAP net loss	(1.3)%	(20.5)%